Exhibit 15.2

Date: July 23, 2018

Global Cord Blood Corporation

48th Floor, Bank of China Tower

1 Garden Road

Central

Hong Kong S.A.R.

Madams and Sirs,

We hereby consent to the use of our name under the captions “Enforceability of Civil Liabilities”, “Legal Matters” and “Experts” in the registration statement on Form F-3 (the “Registration Statement”) filed by Global Cord Blood Corporation (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) (File Nos. 333-183143 and 333-213730) under the United States Securities Act of 1933, as amended (the “Securities Act”), and under the captions “Risk Factors”, “History and Current Business” and “Regulation” in the Annual Report on Form 20-F for the fiscal year ended March 31, 2018, filed with the SEC on July 23, 2018, incorporated by reference in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the regulations promulgated thereunder.

/s/ Zhong Lun Law Firm

Yours faithfully,
Zhong Lun Law Firm